UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500
Pittsburgh, Pennsylvania		15212-5858
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (412) 315-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 29, 2025, Alcoa Corporation (“Alcoa” or the “Company”) approved the permanent closure of the Company’s Kwinana alumina refinery (the “Refinery”) located in Western Australia, effective immediately. The Refinery has been fully curtailed since June 2024. The Refinery has an annual nameplate capacity of 2.2 million metric tons. The Company’s decision to permanently close the Refinery was made based on a variety of factors, including the Refinery’s age, scale and operating costs, market conditions, and bauxite grade challenges. Demolition and remediation activities are expected to begin in 2026 and continue over the next six years.

In the third quarter of 2025, the Company will record total restructuring and related charges of approximately $890 million ($623 million (after-tax), or $2.41 per share) related to the permanent closure of the Refinery, including approximately $375 million of non-cash impairment charges. The charges include: approximately $425 million for asset retirement obligations and environmental remediation, approximately $265 million of asset impairments, approximately $110 million to write off the remaining net book value of various assets, and approximately $90 million related to other costs. Total cash outlays related to the permanent closure of the site are expected to approximate $600 million over the next six years (which includes existing asset retirement obligations and employee-related liabilities), with approximately $75 million to be spent in the fourth quarter of 2025 for restructuring costs of $45 million and asset retirement obligations of $30 million.

The Refinery currently has approximately 220 employees; this number will be reduced during 2026 as the closure progresses. Certain employees will remain beyond 2026 to prepare the site for future redevelopment. Associated severance costs of $41 million were previously recorded in the first quarter of 2024.

Item 2.06 Material Impairments.

The disclosure under Item 2.05 is incorporated by reference into this Item 2.06.

Cautionary Statement on Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations, including those relating to the permanent closure of the Refinery and associated demolition and remediation activities and the Company’s expectations regarding the timing of the closure activities and types and estimates of associated charges, costs and financial impact, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic and other conditions, as well as other factors, that could affect the closure including the amount and timing of associated charges, costs, and financial impact described herein. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa’s filings with the Securities and Exchange Commission. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date:	September 29, 2025	By:	/s/ Marissa P. Earnest
Marissa P. Earnest Senior Vice President, General Counsel – North America Operations, and Secretary